    As filed with the Securities and Exchange Commission on October 4, 1996
                                                     Registration No. 333-______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -------------------------------

                      Crescent Real Estate Equities, Inc.
              (Exact name of registrant as specified in charter)

                       Maryland                                             52-1862813
   (State or other jurisdiction of incorporation or           (I.R.S. Employer Identification No.)
                     organization)

                          900 Third Avenue, Suite 1800
                           New York, New York  10022
                                 (212) 836-4216
         (Address, including zip code, of Principal Executive Offices)

                       -------------------------------

         1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan
                            (Full title of the Plan)

                       -------------------------------

                               Gerald W. Haddock
                     President and Chief Operating Officer
                      Crescent Real Estate Equities, Inc.
                          777 Main Street, Suite 2100
                            Fort Worth, Texas  76102
           (Name, address, including zip code, of agent for service)


                                 (817) 877-0477
         (Telephone number, including area code, of agent for service)


                                  Copies to:
Ellen A. Fredel, Esq.                        David M. Dean, Esq.
Shaw, Pittman, Potts & Trowbridge     and    Crescent Real Estate Equities, Inc.
2300 N Street, N.W.                          777 Main Street, Suite 2100
Washington, D.C.  20037                      Fort Worth, Texas   76102


                        Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum
 Title of Securities to   Amount of Shares   Aggregate Offering Price per      Proposed Maximum           Amount of
      be Registered       to be Registered              Share              Aggregate Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock                 675,000(1)          $40.625(2)                  $27,421,875(2)           $8,309.65
------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on September 27, 1996.

                                    PART II
               Information Required in the Registration Statement


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The Registration Statement on Form S-8 as filed by Crescent Real Estate Equities, Inc., a Maryland corporation (the "Corporation"), on April 10, 1996 (File No. 333-3454);

         (b) The Annual Report of the Corporation on Form 10-K for its fiscal year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended on April 29, 1996;

         (c) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the registrant's fiscal year ended December 31, 1995; and

         (d) The Registration Statement on Form 8-A filed on April 18, 1994 with the Securities and Exchange Commission registering the Common Stock under Section 12(b) of the Exchange Act.

         In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation provide that the liability of the directors and officers of the Company for money damages shall be eliminated to the maximum extent permitted by Maryland law. Under current Maryland law, the directors are liable to the Company or its stockholders for money damages only for liability resulting from (i) acts or omissions material to the matter and committed in bad faith involving active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. The Articles of Incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

         The Company's Articles of Incorporation and Bylaws require it to indemnify its directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, the Company will indemnify (a) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former director against reasonable expenses incurred by him in connection with the proceeding and (c) any present or former director or officer against any claim or liability unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) he actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company's Bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to a proceeding by reason of his status as a director or officer, provided that the Company shall have received (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws also (i) permit the Company to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Company in such capacity; (ii) provide that any indemnification, payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations; and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.

         The First Amended and Restated Agreement of Limited Partnership, as amended, of Crescent Real Estate Equities Limited Partnership contains indemnification provisions comparable to those contained in the Articles of Incorporation and Bylaws.

         The Company carries insurance that purports to insure officers and directors of the Company against certain liabilities incurred by them in the discharge of their official functions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement.

         5.01 Opinion of Shaw, Pittman, Potts & Trowbridge, Counsel for the Corporation, with respect to the legality of the Common Stock of the Corporation registered hereunder (Filed herewith.)

         23.01   Consent of Arthur Andersen LLP (Filed herewith.)

         23.02   Consent of KPMG Peat Marwick LLP(Filed herewith.)

         23.03 Consent of Shaw, Pittman, Potts & Trowbridge (Included in its opinion filed as Exhibit 5.01 to this Registration Statement.)

         24.01   Powers of Attorney (Included on the signature page.)

ITEM 9.  UNDERTAKINGS.

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 3, 1996.

                                        CRESCENT REAL ESTATE EQUITIES, INC.
                                        a Maryland corporation



                                        /s/ GERALD W. HADDOCK
                                        --------------------------------------
                                        Gerald W. Haddock
                                        President and Chief Operating Officer

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Gerald W. Haddock and John C. Goff, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full and several power of substitution for him and in his name, place, and stead, in any and all capacities, to sign any and all registration statements relating to Common Stock (the "Securities") of Crescent Real Estate Equities, Inc. (the "Registrant") to be issued under the 1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan, and any amendments, including both pre-effective and post-effective amendments and supplements to such registration statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each said attorney-in-fact and agent might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney in the capacities and on the dates indicated.

 Name                                        Title                         Date
 ----                                        -----                         ----
 /s/ RICHARD E. RAINWATER                    Director and Chairman of      October 2, 1996
 -----------------------------               the Board
 Richard E. Rainwater


 /s/ JOHN C. GOFF                            Director and Chief            October 2, 1996
 -----------------------------               Executive Officer
 John C. Goff                                (Principal Executive
                                             Officer)


 /s/ GERALD W. HADDOCK                       Director, President and       October 3, 1996
 -----------------------------               Chief Operating Officer
 Gerald W. Haddock


 /s/ DALLAS E. LUCAS                         Senior Vice President and     October 3, 1996
 -----------------------------               Chief Financial Officer
 Dallas E. Lucas                             (Principal Financial and
                                             Accounting Officer)


                                             Director                               , 1996
 -----------------------------                                             ---------
 Anthony M. Frank

 /s/ MORTON H. MEYERSON                                                    September 27, 1996
 -----------------------------
 Morton H. Meyerson                          Director


 /s/ WILLIAM F. QUINN                                                      September 27, 1996
 -----------------------------
 William F. Quinn                            Director



 /s/ PAUL E. ROWSEY, III                                                   September 26, 1996
 -----------------------------               Director
 Paul E. Rowsey, III

                               INDEX TO EXHIBITS


 Exhibit
 Number     Description of Exhibit                                                              Page No.
 ------     ----------------------                                                              --------
 5.01       Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the Securities being registered by Crescent Real Estate Equities, Inc. (Filed herewith.)

 23.01      Consent of Arthur Andersen LLP, Certified Public Accountants, dated October 4,
            1996 (Filed herewith.)

 23.02      Consent of KPMG Peat Marwick LLP, Certified Public Accountants, dated October 2,
            1996 (Filed herewith.)

 23.03      Consent of Shaw, Pittman, Potts & Trowbridge (Included in its opinion filed as
            Exhibit 5.01 to this Registration Statement.)

 24.01      Powers of Attorney (Filed herewith and incorporated by reference from the signature page.)